Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Carol Thor Guerra	Andrew McCaskill
Open Solutions Inc.	Media Contact for Open Solutions
860.815.5401	678.781.7210
cthor@opensolutions.com

Open Solutions Acquires Omega Systems Corporation of North America, LLC
—Financial Services Provider Boosts Technology Offering With Acquisition
of Remittance and Lockbox Solutions Provider—

     GLASTONBURY, Conn., July 23, 2004 — Open Solutions Inc. (NASDAQ:OPEN), a provider of integrated data processing technologies for banks and credit unions, announced it has acquired Dryden, NY-based Omega Systems Corporation of North America, LLC, a company specializing in remittance and lock box solutions. Under the terms of the agreement, Open Solutions will acquire Omega Systems for approximately $2.5 million in cash. Omega Systems will become part of Open Solutions’ existing check imaging, document imaging and item processing business unit, imagic, reporting into the company’s Strategic Solutions Group. For the fiscal year ended 2003, Omega Systems reported revenue of approximately $2 million.

     “We are very pleased to be adding Omega’s remittance and lockbox services,” said Mike Nicastro, Senior Vice President and General Manager of Open Solutions’ Strategic Solutions Group. “With over 100 clients, we believe that their innovative technology offerings are a natural extension of our own imaging and item processing services.”

     Open Solutions and Omega offer a complementary suite of enabling technologies that provide financial institutions with the technological tools to help them better compete and offer additional services in their marketplaces. Open Solutions plans to offer the Omega systems as an in-house solution as well as a serviced offering out of its Simsbury, CT and Utica, NY item processing locations.

     Omega Systems President, Evan Lewis, said “Open Solutions and Omega share a common dedication and commitment to the industry we serve. We are pleased to be joining the Open Solutions family and look forward to continuing to serve the needs of our clients, resellers and the financial services industry.”

About Omega Systems Corporation of North America, LLC

     Omega Systems of North America offers a product line that integrates image capture remittance processing with Archive and Retrieval and allows for ACH and Check 21 processing. Omega System’s solutions include extraction desks, peripherals and expertise in customizing solutions to fit customer needs.

     For more information about Omega Systems, or its products contact Evan Lewis by email at evan.lewis@omegasyscorp.com, by phone at 607.844.4011 x521 or via fax at 607.844.3228. Visit Omega Systems Internet site at www.omegasyscorp.com.

About Open Solutions Inc.

     Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications, built on a single centralized Oracle® relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging and loan origination solutions. Open Solutions’ full suite of products and services allows banks, savings institutions and credit unions to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.

     For more information about Open Solutions, or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Internet site at www.opensolutions.com.

     Open Solutions Inc.® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2004 Open Solutions Inc. All rights reserved.

     Safe Harbor Statement

Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into or seek to enter into business combinations and acquisitions which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention. Other factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended March 31, 2004, as filed with the Securities and Exchange Commission.

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